EXHIBIT 10.1

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STOCK PURCHASE AGREEMENT

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As of December 2, 2011

Raptor Networks Technology, Inc.
Stock Purchase Agreement
as of December 2, 2011
Page

SECTION 1. PURCHASE AND SALE		1
1.1.	Purchase and Sale.	1
1.2.	Closing.	1
1.3.	Transfer Taxes	2
1.4.	Post-Split Capitalization	2

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY		2
2.1.	Organization and Corporate Power	2
2.2.	Capitalization	3
2.3.	Authorization	3
2.4.	Noncontravention	3
2.5.	Subsidiaries	4
2.6.	Financial Statements	4
2.7.	Absence of Certain Changes	4
2.8.	Undisclosed Liabilities	5
2.9.	Tax Matters	5
2.10.	Absence of Debt	5
2.11.	Pacific InterMedia Merger	5
2.12.	Investment Status	5
2.13.	Representation of CCE	5
2.14.	D&O Tail Insurance	5
2.15	Disclosure	5

SECTION 3. REPRESENTATIONS AND WARRANTIES OF LANTIS LASER		6
3.1.	Organization and Corporate Power	6
3.2.	Capitalization	6
3.3.	Authorization	6
3.4.	Noncontravention..	7
3.5.	Subsidiaries	7
3.7.	Absence of Certain Changes	7
3.8.	Undisclosed Liabilities	8
3.9.	Tax Matters	8
3.10.	Investment Status	8
3.11.	Investment Banking; Brokerage Fees	8

SECTION 4. CONDITIONS OF PURCHASE BY LANTIS LASER		8
4.1.	Satisfaction of Conditions	8
4.2.	[Omitted]	8
4.3.	Authorization	8
4.4.	Delivery of Documents	8
4.5.	All Proceedings Satisfactory.	9
4.6.	No Violation or Injunction.	9

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SECTION 5. CONDITIONS TO OBLIGATIONS OF THE COMPANY		10
5.1.	Satisfaction of Conditions	10

SECTION 6. SURVIVAL; INDEMNIFICATION		10
6.1.	Survival of Representations, Warranties and Covenants; Indemnification.	10

SECTION 7. COVENANTS		11
7.1.	Support of Post-Closing Actions	11
7.2	D&O Tail	11

SECTION 8. GENERAL		11
8.1.	Amendments, Waivers and Consents	11
8.2.	Legend on Securities	11
8.3.	Governing Law..	11
8.4.	Section Headings and Gender	11
8.5.	Counterparts	12
8.6.	Notices and Demands	12
8.7.	Jursidiction of Disputes; Venue	12
8.8.	Assignability	13
8.9.	Integration	13
8.10.	Recitals	13
8.11	Publicity	13
8.12	Confidentiality	13

DISCLOSURE SCHEDULE

Schedule 2.2   Outstanding Options and Warrants

Schedule 2.5   Subsidiaries

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STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of this 2nd day of December, 2011, by and between Lantis Laser Inc., a Nevada corporation (“Lantis Laser”), and Raptor Networks Technology, Inc., a Colorado corporation (together with any predecessors or successors thereto as the context requires, the “Company”).

WHEREAS, the Company and Lantis Laser entered into a letter of intent ("LOI") on August 19, 2011 under which Lantis Laser agreed to exchange 5,000,000 restricted shares of its common stock, $.001 par value per share ("Lantis Common Stock"), for 80% of all the issued and outstanding shares of the Company's capital stock;

WHEREAS, the Company only has 200,000,000 shares of authorized common stock under its Articles of Incorporation, of which 88,080,979 shares are issued and outstanding and 90,071,689 shares are outstanding on a fully diluted basis;

WHEREAS, the Company lacks sufficient cash to effect a reverse split, including the costs of meeting the SEC regulations to obtain the necessary shareholder approval for a reverse split; and

WHEREAS, the Company and Lantis Laser have agreed to have Lantis Laser acquire 80% of the Company's issued and outstanding common stock, par value $.001 per share ("Company Common Stock"), in two steps, the first being by having the Company issue 109,928,311 shares of its common stock, to give Lantis Laser 55% ownership of all issued and outstanding shares of the Company's capital stock, and the second to effect a 1:10 reverse split of all issued and outstanding shares of the Company's capital stock as a result of which the current shareholders of the Company, following the issuance of 13,510,752 shares of the Company Common Stock to California Capital Equity, LLC, will own 8,808,098, of the issued and outstanding shares of Company Common Stock, California Capital Equity will own 13,510,752 shares of Company Common Stock and 199,071 shares of Company Common Stock will be reserved for the exercise of options and warrants for a total of 22,517,912 of the issued and outstanding shares of Company Common Stock on a fully diluted basis and Lantis Laser will receive an additional 79,078,817 shares of Company Common Stock to achieve its ownership of 90,071,648 shares or 80% of the Company's 112,589,560 issued and outstanding shares of the Company's capital stock.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. PURCHASE AND SALE

1.1 Purchase and Sale. Upon the terms and subject to the conditions herein, and in reliance on the representations and warranties set forth in Section 2, Lantis Laser irrevocably subscribes for and agrees to purchase, and the Company agrees to sell, 109,928,311 restricted shares of Company Common Stock in return for 5,000,000 restricted shares of Lantis Common Stock.

1.2. Closing. The purchase and sale of the shares of Company Common Stock for shares of Lantis Common Stock (the “Closing”) shall take place at the offices of Akerman Senterfitt LLP, 750 Ninth Street, N.W., Suite 750, Washington, D.C. 20001 or at such other time and place as the Company and the Lantis Laser mutually agree upon, orally or in writing, following completion of the Closing conditions.

           1.3 Transfer Taxes.   All transfer taxes, fees and duties under applicable law incurred in connection with the sale and transfer of the shares of the Company’s Common Stock under this Agreement will be borne and paid by Lantis Laser.

1.4  Post-Split Capitalization.  Following the Closing and the 1:10 reverse split the ownership of the shares of Company Common Stock will be as follows:  Lantis Laser will own 90,071,648 shares, California Capital Equity, LLC will own 13,510,752 shares, the existing shareholders of the Company will own 8,808,098 shares and there will be 199,071 shares of Company Common Stock reserved for the exercise of options and warrants.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

In order to induce Lantis Laser to enter into this Agreement and consummate the transactions contemplated hereby, the Company hereby makes to Lantis Laser the representations and warranties contained in this Section 2 as of the Closing.  Such representations and warranties are subject to the qualifications and exceptions set forth in the disclosure schedule delivered to Lantis Laser pursuant to this Agreement (the “Disclosure Schedule”); provided, however, that any information set forth in a Section of the Disclosure Schedule shall not be incorporated (unless by specific reference) to any other Section of the Disclosure Schedule.  For purposes hereof, unless otherwise indicated, all references to the Company shall include all Subsidiaries of the Company.

           2.1. Organization and Corporate Power.  The Company is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Colorado.  The Company is duly qualified to conduct business and is in corporate good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have any change or effect that is materially adverse to the properties, assets, business, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries, taken as a whole.  The Company has the corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.  The Company has furnished or made available to Lantis Laser true and complete copies of its Articles of Incorporation and Bylaws, each as amended and as in effect on the date hereof (hereinafter the “Company Charter” and “Bylaws”, respectively).  The Company is not in default under or in violation of any provision of the Company Charter or Bylaws.

           2.2. Capitalization. The authorized capital stock of the Company is 205,000,000 shares of which 200,000,000 shares are Company Common Stock, of which 88,080,979 shares are issued and outstanding, and 5,000,000 shares of preferred stock, no par value, none of which are issued and outstanding.  All issued and outstanding shares of the Company stock have been duly authorized and validly issued, and are fully paid and nonassessable.  All of the outstanding shares of common stock and other outstanding securities of the Company have been duly and validly issued in compliance with federal and state securities laws.  Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list outstanding of authorized subscriptions, options, warrants, plans or, except for this Agreement and as contemplated by this Agreement, other agreements or rights of any kind to purchase or otherwise receive or be issued, securities or obligations of any kind convertible into, any shares of capital stock or other securities of the Company, and there are no dividends which have accrued or been declared but are unpaid on the capital stock of the Company.  There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.  All of the issued and outstanding shares of the Company’s capital stock are free and clear of any liens, pledges, encumbrances, charges, agreements adversely effecting title to such shares or claims (other than those created by virtue of this Agreement), and the certificates evidencing the ownership of such shares are in proper form for the enforcement of the rights and limitations of rights pertaining to said shares which are set forth in the Company Charter and Bylaws. As of each Closing, there are (A) no preemptive rights, rights of first refusal, put or call rights or obligations or anti-dilution rights with respect to the issuance, sale or redemption of the Company’s capital stock, (B) no rights to have the Company’s capital stock registered for sale to the public in connection with the laws of any jurisdiction and (C) no documents, instruments or agreements relating to the voting of the Company’s voting securities or restrictions on the transfer of the Company’s capital stock.

           2.3. Authorization.  The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement, the performance by the Company of this Agreement, the consummation by the Company of the transactions contemplated hereby and the sale and delivery of the Company Common Stock have been duly and validly authorized by all necessary corporate action on the part of the Company.  This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

           2.4. Noncontravention.  Subject to compliance with the applicable requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended and any applicable state securities laws, the execution and delivery of this Agreement by the Company, the sale and delivery of the shares of Company Common Stock, and the consummation by the Company of the transactions contemplated hereby, will not: (a) conflict with or violate any provision of the Company Charter or the Bylaws; (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, other than any filing, permit, authorization, consent or approval which if not made or obtained would not have any change or effect that is materially adverse to the properties, assets, business, condition (financial or otherwise), prospects or results of operations of the Company or any Subsidiary, taken as a whole (a “Material Adverse Effect”); (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract listed in Section 2.4 of the Disclosure Schedule, except for any conflict, breach, default, acceleration, right to accelerate, termination, modification, cancellation, notice, consent or waiver that would not reasonably be expected to have a Material Adverse Effect on the Company; (d) result in the imposition of any Security Interest upon any assets of the Company; or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its properties or assets, other than such conflicts, violations, defaults, breaches, cancellations or accelerations referred to in clauses (a) through (e) (inclusive) hereof which would not have a Material Adverse Effect on the Company.

           2.5. Subsidiaries.  Except as disclosed in Section 2.5 of the Disclosure Schedule, the Company does not have any direct or indirect subsidiaries or any equity interest in any other firm, corporation, membership, joint venture, association or other business organization.

           2.6. Financial Statements.  The Company has provided its audited balance sheet, statement of operations and statement of cash flows as of December 31, 2010 (the “Balance Sheet Date”)  and its unaudited  balance sheet, statement of operations and statement of cash flows as of September 30, 2011 (collectively, the “Financial Statements”), all of which have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, fairly and accurately present the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company; provided, however, that the Financial Statements referred to above are subject to normal recurring year-end adjustments (which will not in the aggregate be material).

           2.7. Absence of Certain Changes.  Since the Balance Sheet Date, the Company has conducted its business as ordinarily conducted consistent with past practice and there has not occurred any change, event or condition (whether or not covered by insurance) that has resulted in, or would reasonably be expected to result in any Material Adverse Effect on the Company.

           2.8. Undisclosed Liabilities.  The Company has no liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities accrued, reflected, reserved against on the Financial Statements, (b) liabilities which have arisen since the Balance Sheet Date, in the ordinary course of business, (c) contractual or statutory liabilities incurred in the ordinary course of business, and (d) liabilities which would not have a Material Adverse Effect on the Company.

           2.9. Tax Matters.  The Company has timely (taking into account extensions of time to file) filed all Tax Returns that it was required to file and all such Tax Returns were correct and complete in all material respects.  All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity or deposited in accordance with the law.

2.10  Absence of Debt.  The Company will have no debt obligations at Closing.

2.11  Pacific InterMedia Merger.  The merger between the Company and Pacific InterMedia, Inc. pursuant to which Pacific InterMedia, Inc. acquired all the issued and outstanding shares of Raptor Networks Technology, Inc. and in which Raptor Networks Technology, Inc. became a wholly-owned subsidiary of Pacific InterMedia, Inc. and later merged with Pacific InterMedia, Inc. and changed its name to Raptor Networks Technology, Inc., was properly structured and approved by the shareholders of both companies.

2.12. Investment Status.    The Company represents that it is purchasing the Lantis Common Stock for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration or an available exemption under applicable law.  Lantis Laser acknowledges that shares of the Company Common Stock have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or exemption from such registration is available.

2.13  Representation of CCE.  In consideration for receiving 5,000,000 shares of Lantis Common Stock prior to the 1:10 reverse split and 13,510,752 shares of Company Common Stock on a post-split basis, all financial obligations of the Company to California Capital Equity, LLC and Raptor Acquisition, LLC (collectively "CCE") have been converted to shares of Company Common Stock and no further financial obligations by the Company to CCE exist.

2.14. D&O Tail Insurance.  The Company has paid in full the D&O tail insurance covering its officers and directors and Lantis Laser shall not incur any financial obligation for such D&O coverage.

2.15. Disclosure.  No representation or warranty by the Company contained in this Agreement, including any statement contained in the Disclosure Schedule or any Closing Document contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein not misleading.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF  LANTIS LASER

As a material inducement to the Company to enter into this Agreement and consummate the transactions contemplated hereby, Lantis Laser hereby makes to the Company the representations and warranties contained in this Section 3 as of each Closing.  Such representations and warranties are subject to the qualifications and exceptions set forth in the documents filed by Lantis Laser with the U.S. Securities and Exchange Commission ("SEC Filings") or the disclosure schedule delivered to Lantis Laser pursuant to this Agreement (the “Disclosure Schedule”); provided, however, that any information set forth in a Section of the Disclosure Schedule.  For purposes hereof, unless otherwise indicated, all references to the Company Schedule shall not be incorporated (unless by specific reference) to any other Section of the shall include all Subsidiaries of the Company.

3.1. Organization and Corporate Power.  The Company is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Nevada.  The Company is duly qualified to conduct business and is in corporate good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have any change or effect that is materially adverse to the properties, assets, business, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries, taken as a whole.  The Company has the corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.  Lantis Laser has furnished or made available to the Company true and complete copies of its Articles of Incorporation and Bylaws, each as amended and as in effect on the date hereof (hereinafter the “Lantis Laser Charter” and “Bylaws”, respectively).  Lantis Laser is not in default under or in violation of any provision of the Lantis Laser Charter or Bylaws.

3.2. Capitalization.  The authorized capital stock of Lantis Laser is 1,000,000,000 shares of which 990,000,000 shares are Lantis Common Stock, 365,659,029 of which are issued and outstanding, and 10,000,000 shares are preferred stock, par value $.001 per share, none of which are issued or outstanding.  All issued and outstanding shares of Lantis Laser stock have been duly authorized and validly issued, and are fully paid and nonassessable.  All of the outstanding shares of Lantis Common Stock and other outstanding securities of Lantis Laser have been duly and validly issued in compliance with federal and state securities laws.   All of the issued and outstanding shares of Lantis Laser’s capital stock are free and clear of any liens, pledges, encumbrances, charges, agreements adversely effecting title to such shares or claims (other than those created by virtue of this Agreement), and the certificates evidencing the ownership of such shares are in proper form for the enforcement of the rights and limitations of rights pertaining to said shares which are set forth in the Lantis Laser Charter and Bylaws. As of each Closing, there are (A) no preemptive rights, rights of first refusal, put or call rights or obligations or anti-dilution rights with respect to the issuance, sale or redemption of Lantis Laser’s capital stock, (B) no rights to have Lantis Laser’s capital stock registered for sale to the public in connection with the laws of any jurisdiction and (C) no documents, instruments or agreements relating to the voting of the Lantis Laser’s voting securities or restrictions on the transfer of Lantis Laser’s capital stock.

3.3. Authorization.   Lantis Laser has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement, the performance by Lantis Laser of this Agreement, the consummation by Lantis Laser of the transactions contemplated hereby and the sale and delivery of shares of Lantis Common Stock have been duly and validly authorized by all necessary corporate action on the part of Lantis Laser.  This Agreement has been duly and validly executed and delivered by Lantis Laser and constitutes a valid and binding obligation of Lantis Laser, enforceable against Lantis Laser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

3.4. Noncontravention.  Subject to compliance with the applicable requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended and any applicable state securities laws, the execution and delivery of this Agreement by Lantis Laser, the sale and delivery of Lantis Common Stock, and the consummation by Lantis Laser of the transactions contemplated hereby, will not: (a) conflict with or violate any provision of Lantis Laser Charter or the Bylaws; (b) require on the part of Lantis Laser any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, other than any filing, permit, authorization, consent or approval which if not made or obtained would not have any change or effect that is materially adverse to the properties, assets, business, condition (financial or otherwise), prospects or results of operations of Lantis Laser or any Subsidiary, taken as a whole (a “Material Adverse Effect”); (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract listed in its SEC Filings or Section 3.4 of the Disclosure Schedule, except for any conflict, breach, default, acceleration, right to accelerate, termination, modification, cancellation, notice, consent or waiver that would not reasonably be expected to have a Material Adverse Effect on Lantis Laser; (d) result in the imposition of any Security Interest upon any assets of Lantis Laser; or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Lantis Laser, any of its properties or assets, other than such conflicts, violations, defaults, breaches, cancellations or accelerations referred to in clauses (a) through (e) (inclusive) hereof which would not have a Material Adverse Effect on Lantis Laser.

3.5. Subsidiaries.  Lantis Laser does not have any direct or indirect subsidiaries or any equity interest in any other firm, corporation, membership, joint venture, association or other business organization.

3.6. Financial Statements.  Lantis Laser has made available through its SEC Filings, and the Company acknowledges that it has reviewed such SEC Filings, in which Lantis Laser has provided its audited balance sheet, statement of operations and statement of cash flows as of December 31, 2010 (the “Balance Sheet Date”)  and its unaudited  balance sheet, statement of operations and statement of cash flows as of September 30, 2011 (collectively, the “Financial Statements”), all of which have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, fairly and accurately present the financial condition, results of operations and cash flows of Lantis Laser as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of Lantis Laser; provided, however, that the Financial Statements referred to above are subject to normal recurring year-end adjustments (which will not in the aggregate be material).

3.7. Absence of Certain Changes.  Since the Balance Sheet Date, Lantis Laser has conducted its business as ordinarily conducted consistent with past practice and there has not occurred any change, event or condition (whether or not covered by insurance) that has resulted in, or would reasonably be expected to result in any Material Adverse Effect on Lantis Laser.

3.8. Undisclosed Liabilities.  Lantis Laser has no liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities accrued, reflected, reserved against on the Financial Statements, (b) liabilities which have arisen since the Balance Sheet Date, in the ordinary course of business, (c) contractual or statutory liabilities incurred in the ordinary course of business, and (d) liabilities which would not have a Material Adverse Effect on Lantis Laser.

3.9. Tax Matters.  Lantis Laser has timely (taking into account extensions of time to file) filed all Tax Returns that it was required to file and all such Tax Returns were correct and complete in all material respects.  All Taxes that Lantis Laser is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity or deposited in accordance with the law.

3.10. Investment Status.   Lantis Laser represents to the Company that it is purchasing the Company Common Stock for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration or an available exemption under applicable law.  Lantis Laser acknowledges that shares of the Company Common Stock have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or exemption from such registration is available.

3.11. Investment Banking; Brokerage Fees.  Lantis Laser has not incurred or become liable for any broker’s or finder’s fee, banking fees or similar compensation relating to or in connection with the transactions contemplated hereby.

SECTION 4.  CONDITIONS OF PURCHASE BY  LANTIS LASER

 Lantis Laser's obligations to purchase the Company's Common Stock through the exchange of its shares of Lantis Common Stock shall be subject to compliance by the Company with the agreements herein contained and to the fulfillment to the Lantis Laser’ satisfaction, or the waiver by the Lantis Laser, on or before the Closing of the following conditions:

4.1. Satisfaction of Conditions.  The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing and each of the conditions specified in this Section 4 shall have been satisfied or waived in writing by Lantis Laser.

           4.2. [Omitted].

           4.3. Authorization.  The Board of Directors of the Company shall have duly adopted resolutions in a form reasonably satisfactory to Lantis Laser approving the transactions and shall have taken all action necessary for the purpose of authorizing the Company to consummate all of the transactions contemplated hereby (including, without limitation, the issuance of the shares of Common Stock as contemplated herein).

           4.4. Delivery of Documents.  The Company shall have executed and/or delivered to Lantis Laser or shall have caused to be executed and delivered to Lantis Laser by the appropriate individual, corporation, partnership, joint venture, trust, unincorporated organization, limited liability company or any government or any agency or political subdivision thereof (collectively, “Persons” or individually, each a “Person”) the following:

           (a) A certificate evidencing the shares of Company Common Stock purchased in accordance with each of the Closing conditions;

           (b)  Certificates issued by (i) the Secretary of State of the State of Colorado certifying that the Company (i) has legal existence and is in good standing; and (ii) the Secretary of State (or similar authority) of each jurisdiction in which each of the Company has qualified to do business as a foreign corporation (or is required to be so qualified) as to such foreign qualification;

           (c) A certificate executed by the Chief Executive Officer and President of the Company to the effect that the representations and warranties of the Company are true and correct on and as of each Closing;

(d) A certificate of the Secretary of the Company which shall certify (i) the resolutions adopted by the Board of Directors as contemplated in Section 4.3 hereof, (ii) the Company’s By-laws and (iii) the names of the officers of the Company authorized to sign this Agreement and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers;

(e)  letters of resignation by all the current officers and directors of the Company;

           (f) an opinion of counsel satisfactory to Lantis Laser that the merger of Pacific InterMedia, Inc. pursuant to which Pacific InterMedia, Inc. acquired all the issued and outstanding shares of Raptor Networks Technology, Inc. and in which Raptor Networks Technology, Inc. became a wholly-owned subsidiary of Pacific InterMedia, Inc. and later merged with Pacific InterMedia, Inc. and changed its name to Raptor Networks Technology, Inc., was properly structured and approved by the shareholders of both companies; and.

(g) Such other supporting documents and certificates as Lantis Laser may reasonably request and as may be required pursuant to this Agreement.

           4.5. All Proceedings Satisfactory.  All corporate and other proceedings taken prior to or at the Closing  in connection with the transactions contemplated by this Agreement, and all documents and instruments related thereto, shall be reasonably satisfactory in form and substance to Lantis Laser and the issuance and sale of the shares of Company Common Stock shall be made in compliance with applicable federal and state law.

           4.6. No Violation or Injunction.  The consummation of the transactions contemplated by this Agreement shall not be in violation of any law or regulation, and shall not be subject to any injunction, stay or restraining order.

SECTION 5. CONDITIONS TO OBLIGATIONS OF THE COMPANY

The obligation of the Company to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at each Closing, of the following conditions precedent:

           5.1. Satisfaction of Conditions.  The representations and warranties of Lantis Laser contained in Section 3 shall be true and correct in all material respects on and as of the Closing as though made on and as of the Closing and each of the conditions specified in this Section 5 shall have been satisfied or waived in writing by the Company.

SECTION 6. SURVIVAL; INDEMNIFICATION

           6.1. Survival of Representations, Warranties and Covenants; Indemnification.

           (a) All covenants, agreements, representations and warranties of the Company and  Lantis Laser made herein and in the certificates, lists, exhibits, schedules or other written information delivered or furnished to Lantis Laser in connection herewith (i) are material, shall be deemed to have been relied upon by the party or parties to whom they are made and shall survive the Closing for a period of not more than one (1) year (the “Survival Period”) regardless of any investigation on the part of such party or its representatives and (ii) shall bind the parties’ successors and assigns (including, without limitation, any successor to the Company by way of acquisition, merger or otherwise), whether so expressed or not, and, except as otherwise provided in this Agreement, all such covenants, agreements, representations and warranties shall inure to the benefit of Lantis Laser’s successors and assigns and to their transferees of Securities, whether so expressed or not; provided, that any claim for indemnification made prior to the expiration of such Survival Period shall survive thereafter and, as to any such claim, such expiration will not affect the rights to indemnification of the party making such claim.

           (b) The Company and Lantis Laser each agrees to indemnify and hold harmless the other party and its affiliates and their respective direct and indirect partners (including partners of partners and stockholders and members of partners) members, stockholders, directors, officers, employees, attorneys and agents and each Person who controls any of them within the meaning of Section 15 of the Securities Act of 1933, as amended or Section 20 of the Securities Exchange Act of 1934, as amended, from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys’ fees, expenses and disbursements of any kind (“Losses”) which may be imposed upon, incurred by or asserted against the other party or such other indemnified Persons in any manner relating to or arising out of any untrue representation, breach of warranty or failure to perform any covenants or agreements by the either party contained herein or in any certificate or document delivered pursuant hereto or otherwise relating to or arising out of the transactions contemplated hereby.

SECTION 7. COVENANTS

         7.1. Support of Post-Closing Actions. The Company covenants and agrees that it shall use its best efforts to have its shareholders vote in support of the reverse split, amendment to the Company's Charter and such other matters as required under the terms of this Agreement following the Closing.

7.2. D&O Tail. Lantis Laser will not cancel or modify the Directors & Officers tail coverage in effect for the Company at Closing that covers the directors and officers of the Company.

SECTION 8. GENERAL

           8.1. Amendments, Waivers and Consents.  For purposes of this Agreement, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof.  No provision hereof may be waived otherwise than by a written instrument signed by the party or parties so waiving such covenant or other provision.  No amendment to this Agreement may be made without the written consent of the Company and Lantis Laser.

           8.2. Legend on Securities.  The Company and Lantis Laser acknowledge and agree that the following legend (or one substantially similar thereto) shall be typed on each certificate evidencing any of the securities issued hereunder held at any time by Lantis Laser or the Company:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

           8.3. Governing Law.  This Agreement shall be governed by, construed and enforced in accordance with, the laws of the State of New Jersey without regard to the principles thereof relating to conflict of laws.

           8.4. Section Headings and Gender.  The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof.  The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, and vice versa, as the context may require.

           8.5. Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

           8.6. Notices and Demands.  Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy, by email or telex or other method of facsimile with proof of receipt, or five (5) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two (2) days after being sent by overnight delivery providing receipt of delivery:

  If to the Company:

Raptor Networks Technology, Inc.
12021 Wilshire Boulevard, Suite 2000
Los Angeles, California 90025
Attn:  Thomas Wittenschlaeger, President
Telecopier: (310) 405-7587
twittenschlaeger@nantworks.com

  With a copy to:

Akerman Senterfitt LLP
750 9th Street, N.W., 7th Floor
Washington, D.C. 20001
Attn: Ernest M. Stern, Esq.
Telecopier: (866) 268-2788
ernest.stern@akerman.com

If to Lantis Laser:

41 Howe Lane
Freehold, New Jersey 07728
Attn: Al Pietrangelo, President
Telecopier: (732) 358-0117
alpietrangelo@gmail.com

           8.7. Jurisdiction of Disputes; Venue. The parties irrevocably submit to the jurisdiction of any state or federal court sitting in the County of New York, New York in any action arising out of this Agreement, and waive, to the fullest extent that they may effectively do so, the defense of an inconvenient forum.  The parties also agree that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

8.8. Assignability.  The rights of Lantis Laser set forth in this Agreement are transferable to each transferee who receives shares of Common Stock.  Each such transferee must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights set forth herein.

8.9. Integration.  This Agreement, including the exhibits, documents and instruments referred to herein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

8.10. Recitals.  The parties acknowledge the accuracy of the Recitals and incorporate the Recitals into and make them a part of this Agreement.

8.11  Publicity.  Neither Lantis Laser nor the Company shall issue any press release or make any public disclosure regarding the transactions contemplated hereby unless such press release or public disclosure is approved by those parties mentioned in such press release or public disclosure in advance.  Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the Securities and Exchange Commission or any other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised by counsel is legally necessary or advisable, and may make such disclosure as it is advised by its counsel is required by law.

8.12 Confidentiality. Subject to the terms and conditions of this section 8.12, each of the parties hereto shall treat as confidential the terms and conditions of this Agreement and all knowledge and information concerning the business or property of the other party (the “Information”) which may be acquired in the course of negotiation or performance of this Agreement.  Each party further agrees that it will not divulge to any third parties, without the prior written consent of the other parties, any of the Information.  Each party further agrees that it will not make any commercial use whatsoever of the Information without the prior written consent of the other party and that the Information shall be used solely for that party’s performance under this Agreement.  The obligations of each party under this section 8.12 do not apply to:

(a)
Information which can be demonstrated by the disclosing party to have been, at the time of its receipt by such party or thereafter (but prior to its disclosure to a third party), public information or information known generally in the trade by reason other than the failure of the disclosing party to comply with the undertakings set forth herein;

(b)	Information which can be demonstrated by the disclosing party to have been in its lawful possession and not supplied by the other Party, prior to the disclosing party’s initial receipt hereunder;

(c)	Information which can be demonstrated by the disclosing party to have been acquired lawfully by such party from a third party not under any obligation of confidentiality to the other party; or

(d)	Information which the disclosing party is legally obligated to disclose, in which case the disclosing party shall give at least 20 days advance notice to the other party prior to such disclosure.

Each party further agrees that only those of its employees, servants or agents who have a need to receive Information for the performance of its obligations under this Agreement shall have access thereto and, in such event, such party agrees and undertakes to cause its said employees, servants and agents to hold such Information so received under the obligations of confidentiality imposed by this section 8.12.  For greater certainty, each party shall be responsible to the other party for any disclosure or use of the Information contrary to this Agreement by any of such parties’ employees, servants or agents or any other party to whom such party has disclosed such Information.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and Lantis Laser have caused this Stock Purchase Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

RAPTOR NETWORKS TECHNOLOGY, INC.

By:  /s/ Thomas Wittenschlaeger

Name: Thomas Wittenschlaeger
Title:  President

LANTIS LASER INC.

/s/ Al Pietrangelo

Name: Al Pietrangelo
Title: President

Only with respect to sections 2.13 and 7.1:

CALIFORNIA CAPITAL EQUITY, LLC

By:  /s/ C. Kentworthy

Name:  C. Kentworthy
Title:  Manager

RAPTOR ACQUISITION,  LLC

By:  C. Kentworthy

Name:  C. Kentworthy
Title:  Authorized Signatory

[Signature Page to Stock Purchase Agreement]

DISCLOSURE SCHEDULE

Schedule 2.2 Outstanding Options and Warrants

Following option and warrants are outstanding as per 11/25/11

Stock options:	# of options	Exercise price
Thomas M. Wittenschlaeger	350,000	$1.00
Thomas M. Wittenschlaeger	90,000	$0.67
Larry L. Enterline	100,000	$1.00
Larry L. Enterline	90,000	$0.67
Ken Bramlett	100,000	$1.00
Ken Bramlett	90,000	$0.67
Bob van Leyen	300,000	$1.00
Bob van Leyen	70,000	$0.67
Total stock options	1,190,000	----

Warrants:	# of warrants	Exercise price
Montgomery	600,710	$0.44
Newport Securities	100,000	$0.50
Newport Securities	100,000	$1.00
Total warrants outstanding	800,710	----

Schedule 2.5. Subsidiaries

The Company owns the following subsidiaries:

o	Raptor Networks Technology Inc., a California corporation